Exhibit 99.3

Prescott Group Aggressive Small Cap Master Fund, G.P.

1924 South Utica Avenue, Suite 1120

Tulsa, Oklahoma 74104

(918) 747-3412

November 6, 2013

PharmAthene, Inc.

One Park Place Suite #450

Annapolis, MD 21401

Telephone: (410) 269-2600

Fax: (410) 269-2601

Attn: Jordan P. Karp

Re:	Inspection of Stocklist Materials

Gentlemen:

Prescott Group Aggressive Small Cap Master Fund, G.P. (“Prescott Group”) is the beneficial holder of 5,244,835 shares of common stock (the “Common Stock”) of PharmAthene, Inc. (the “Corporation”). Attached hereto as Exhibit A are true and correct redacted copies of brokerage statements evidencing the beneficial ownership of such stock.

As a common stockholder of the Corporation, Prescott Group hereby demands, pursuant to Section 220 of the General Corporation Law of the State of Delaware and the common law of the State of Delaware, the right to inspect, no later than November 14, 2013, during normal business hours, the following documents and records of the Corporation, and to make copies or abstracts therefrom:

(a) A complete record or list of the Corporation’s common stockholders, certified by the Corporation or its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder as of the most recent date available, as well as the names, addresses and share amounts held by participants in any corporation dividend reinvestment plan, employee plan, and/or any similar plan as of the most recent date available;

(b) A magnetic computer tape or cartridge or other electronic medium containing the lists of the holders of Common Stock requested herein as of the most recent date available, showing the names, addresses and number of shares held by each stockholder, such computer processing data as is necessary for Prescott Group to make use of such magnetic computer tape or cartridge or other electronic medium, and a printout of such magnetic computer tape or cartridge or other electronic medium for verification purposes;

(c) All daily transfer sheets showing changes in the names, addresses and number of shares owned of the Corporation’s common stockholders which are in or come into the possession of the Corporation or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder lists referred to herein to the conclusion of the December 2013 special meeting of stockholders of the Corporation (together with any adjournment, postponement or continuation thereof, the “Special Meeting”);

(d) All information in the Corporation’s, its transfer agent’s or its proxy solicitor’s or any of their agents’ possession, or which can reasonably be obtained from nominees of any central certificate depository systems or their nominees, brokers, dealers, banks, respondent banks, clearing agencies, voting trusts and their nominees or other nominees, concerning the number, identity of, and shares held by the actual beneficial owners of Common Stock as of the most recent date available and as of the close of business of each Friday thereafter until the Special Meeting including an alphabetical breakdown of any holdings in the respective names of Cede & Co. and other similar depositories or nominees as well as any material request list provided by Broadridge Financial Solutions, Inc. or Mediant Communications LLC and any omnibus proxies issued by such entities. If such information is not in the Corporation’s possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;

(e) All information in or which comes into the Corporation’s possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees relating to the names of the beneficial owners of Common Stock (“NOBO’s”) pursuant to Rule 14b-1(c) or Rule 14b- 2(c) under the Securities Exchange Act of 1934, as amended, in the format of a printout in descending order balance and magnetic computer tape or cartridge or other electronic medium (together with such computer processing data as is necessary for the Icahn Parties to make use of such magnetic computer tape or cartridge or other electronic medium) and a printout of such magnetic computer tape or cartridge or other electronic medium for verification purposes. If such information is not in the Corporation’s possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;

(f) A list as of the most recent date available of common stockholders of the Corporation who are participants in any Corporation employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan in which voting of Common Stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan’s participants, showing (i) the name and address of each such participant, (ii) the number of shares of Common Stock attributable to each such participant in any such plan, and (iii) the method by which Prescott Group or its agents may communicate with each such participant, as well as the name, firm and phone number of the trustee or administrator of such plan, and a detailed explanation of the voting treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either they do not receive instructions or shares which are outstanding in the plan but are unallocated to any participant;

(g) A list of all holders of Common Stock and respondent banks (and their email addresses) who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Corporation pursuant to Rule 14(a)- 16(j)(2) of the Exchange Act as of the most recent date available;

(h) A stop list or stop lists relating to any shares of Common Stock and any additions or deletions from the date of the list referred to in paragraph (a) above;

(i) A list of all stockholders owning 1,000 or more shares of Common Stock arranged in descending order as of the most recent date available;

(j) All omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended, which are now or hereafter in the Corporation’s possession or control, or which can reasonable be obtained by the Corporation;

(k) A correct and complete copy of the Corporation’s bylaws, and any and all changes of any sort to the bylaws hereafter made through the Special Meeting, including without limitation, any amendment to existing bylaws, any adoption of new bylaws or deletions of existing bylaws, and any rules and regulations of the Corporation regarding the nomination and election of directors, stockholder proposals and conduct of the Annual Meeting; and

(1) The information and records specified in the foregoing paragraphs should also be provided for the record date for the Special Meeting, and any other record date set by the Corporation’s board of directors, by operation of law or otherwise for the Annual Meeting.

The undersigned further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (1) above be immediately furnished to the undersigned as such modifications, additions or deletions become available to the Corporation or its agents or representatives.

The undersigned will bear the reasonable costs incurred by the Corporation in connection with the production of the above information.

The purpose of this demand is to enable the undersigned to communicate with other stockholders of the Corporation concerning solicitation of proxies from such stockholders to vote their shares at the Special Meeting.

Please advise the undersigned, at (918) 747-3412 as promptly as practicable when and where the items demanded above will be made available to the undersigned. Please also advise the undersigned immediately whether you voluntarily will supply the requested information.

Prescott Group Aggressive Small Cap Master Fund, G.P.

By:	Prescott Group Aggressive
Small Cap, L.P., General
Partner
By:	Prescott Group Capital
Management, L.L.C., General
Partner

By:
Name:
Title:

Prescott Group Aggressive Small Cap Master Fund, G.P.

By:	Prescott Group Aggressive
Small Cap II, L.P., General
Partner
By:	Prescott Group Capital
Management, L.L.C., General
Partner

By:
Name:
Title:

SWORN TO AND SUBSCRIBED
before me this 6th day of November, 2013

Notary Public